UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2012

SUFFOLK BANCORP

(Exact name of registrant as specified in its charter)

New York	000-13580	11-2708279
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4 West Second Street, Riverhead, New York	11901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 208-2400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors; Election of Directors

Suffolk Bancorp (“Suffolk”) (NASDAQ – SUBK), parent company of Suffolk County National Bank, announced today that Steven M. Cohen has been elected as a director of Suffolk at the annual meeting of shareholders held on Tuesday, May 29, 2012. Mr. Cohen succeeds Thomas S. Kohlmann, who retired as a director at the end of his most recent term. Suffolk also announced that Joseph A. Gaviola has been appointed Chairman of the Board of Directors, effective immediately. Mr. Gaviola succeeds Edgar F. Goodale as Chairman. Mr. Goodale will continue to serve as a director.

Attached as Exhibit 99.1 is the Company’s press release titled, “SUFFOLK BANCORP ELECTS STEVEN M. COHEN DIRECTOR – APPOINTS JOSEPH A. GAVIOLA CHAIRMAN” dated May 30, 2012.

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of the shareholders was held on May 29, 2012, at the Administrative Center of the Suffolk County National Bank in Riverhead, New York. Three directors were elected for a term of three years. One director was elected for a term of two years. The Company’s stockholders also voted in favor of the advisory proposal on executive compensation. Finally, the selection of BDO USA, LLP as independent auditors for the fiscal year ending December 31, 2012 was ratified.

The following table details the vote:

	Shares Voted
Nominees for Director for a term of 3 years	For	Withheld
Steven M. Cohen	5,130,741	671,827
James E Danowski	4,508,807	1,293,762
Terence X. Meyer	5,029,569	773,000

Nominees for Director for a term of 1 year	For	Withheld
Howard C. Bluver	5,324,496	478,073

	For	Against	Abstain	Broker Non-Vote
Approval of advisory resolution on executive compensation	4,968,133	636,054	198,382	2,265,090

Ratification of Independent Accountants	For	Against	Abstain
BDO USA, LLP	7,867,325	159,530	40,804

	Outstanding	Summary # Voted	% Voted
At Date of Record	9,726,814	8,067,659	82.94%

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press release titled, “SUFFOLK BANCORP ELECTS STEVEN M. COHEN DIRECTOR – APPOINTS JOSEPH A GAVIOLA CHAIRMAN,” dated May 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUFFOLK BANCORP

Dated May 30, 2012	By:	/s/ Douglas Ian Shaw
Senior Vice President & Corporate Secretary

EXHIBIT INDEX

99.1	Press release titled, “SUFFOLK BANCORP ELECTS STEVEN M. COHEN DIRECTOR – APPOINTS JOSEPH A GAVIOLA CHAIRMAN,” dated May 30, 2012.